Exhibit 10(aa)

                        ASSET PURCHASE AND SALE AGREEMENT

               THIS AGREEMENT made as of the 4th day of May, 2001.

BETWEEN:

                                ITS-TESTCO, LLC
           a limited liability company organized under the laws of the
                   State of Oklahoma, United States of America
                                 (the "Vendor")

                                     - and -

                       INTER-TECH DRILLING SOLUTIONS, INC.
                a corporation incorporated under the laws of the
                    State of Texas, United States of America
                                (the "Purchaser")

WHEREAS:

A.   The Vendor is the owner of the Assets; and

B. The Purchaser is willing to purchase the Assets from the Vendor and the Vendor is willing to sell the Assets to the Purchaser in accordance with the terms and conditions of this Agreement;

                  NOW THEREFORE IN CONSIDERATION OF the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto covenant and agree as follows:


                                    ARTICLE I
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 Definitions - Whenever used in this Agreement, the following words and terms shall have the respective meanings ascribed to them as follows:

     "Agreement" means this Asset Purchase and Sale Agreement, including any Schedules attached hereto, and all amendments made by written agreement between the Parties;

     "Assets" means those assets owned by the Vendor and listed in Schedule "A" attached hereto which shall include all type of service agreements, if any, warranties by producers, insurance policies, spare parts supplier agreements, if any, and any other agreements and governmental licenses required for the proper operation of the Assets;

     "Business Day" means a day other than a Saturday, Sunday, or any other day on which the principal commercial banks located in McAllen, Texas are not open for business during normal banking hours;

     "Closing" means subject to the terms and conditions of this Agreement, the completion of the sale, assignment, transfer and conveyance by the Vendor to the Purchaser and the purchase and receipt by the Purchaser from the Vendor of the Assets, and the execution and delivery by the Parties of all documents, and the satisfaction of all conditions required for such transactions to be completed;

     "Closing Date" means May 4th, 2001 or such other date as the Parties may agree upon as the date upon which the Closing shall take place;

     "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

     "Excluded Assets" means any real property whether leased or owned, any leased or borrowed equipment, any cash and equivalents, any prepaid expenses and any loans and accounts receivable including investment in Testco Inc. de Mexico, S.A. de C.V., collected, collectible or in any way associated with the business and operations of the Vendor;

     "Governmental Charges" means all taxes, customs, duties, certificates, rates, levies, assessments, reassessments and other charges associated or in connection with the Assets, including the process of having goods and/or equipment nationalized in the country of Mexico, together with all penalties, interest and fines with respect thereto, payable to any federal, provincial, state, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign;

     "Parties" means the parties to this Agreement, collectively, and "Party" means any one of them; and

     "Purchase Price" has the meaning set out in Section 2.1.

1.2 Schedules - The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

                  Schedule "A"      -       Assets
                  Schedule "B"      -       Bill of Sale

1.3 Entire Agreement - This Agreement constitutes the entire agreement between the Parties and supercedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

1.4 Extended Meanings - In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

1.5 References - References to an Article, Section, Subsection, Paragraph or Schedule shall be construed as references to an Article, Section, Subsection, Paragraph or Schedule to this Agreement unless the context otherwise requires.

1.6 Currency - Unless otherwise indicated, all dollar amounts referred to in this Agreement are in American (U.S.) dollars.

1.7 Governing Law - This Agreement shall be construed in accordance with the laws of the State of Texas and the laws of the United States of America applicable therein and shall be treated, in all respects, as a Texas contract, and actions in respect thereof shall be brought in the State of Texas.


                                   ARTICLE II
                           SALE AND PURCHASE OF ASSETS

2.1 Purchase Price of the Assets - The Vendor shall sell to the Purchaser, and the Purchaser shall purchase from the Vendor, the Assets, which for greater certainty shall exclude the Excluded Assets, for an aggregate purchase price of U.S.$664,328.00 (the "Purchase Price").

2.2 Payment of Purchase Price - The Purchaser shall pay the Vendor the Purchase Price in the following manner:

     (a) On Closing, the Purchaser shall pay the Vendor by way of wire transfer U.S. $600,000.00.

     (b) The Purchaser shall hold back a total of $64,328.00 for a period of ninety (90) days from the Closing Date and subject to any issues of indemnification as set out in Article VI hereof, the Purchaser shall pay the Vendor the balance of any such hold back monies remaining, if any, by way of wire transfer in the following manner:

          (i)  on the expiry of thirty (30) days from the Closing Date:   U.S.$21,442.67

          (ii) on the expiry of sixty (60) days from the Closing Date:    U.S.$21,442.67

          (iii) on the expiry of ninety (90) days from the Closing Date:  U.S.$21,442.66

     (c) Where the Purchaser reduces its payment of any or all of the hold back money referred to in Subsection 2.2(b) above, the Purchaser shall provide to the Vendor written reasons for such reduction along with a proper accounting of such amounts, if possible.

2.3 Bill of Sale - On Closing, the Parties agree to execute a Bill of Sale with respect to the sale of the Assets in the form provided in Schedule "B" attached hereto.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Vendor - The Vendor hereby represents and warrants to the Purchaser that as of the date of this Agreement:

     (a) Organization and Good Standing of the Corporation - The Vendor is a limited liability company duly incorporated and organized and is validly existing under the laws of the State of Oklahoma and has all necessary power, authority and capacity to own or otherwise hold the Assets and is in good standing and has conducted its business in accordance with applicable laws, the failure to comply with which would not have an adverse impact on the Vendor or its ability to convey the Assets to the Purchaser.

     (b) Title to Assets - The Vendor is the owner of the Assets, free and clear of any Encumbrances, and as such is entitled to absolutely convey to the Purchaser at Closing all of its right, title and interest in the Assets.

     (c) Authority and Binding Obligations - The Vendor has all necessary right and capacity, full power and absolute authority to sign and deliver this Agreement, and to sell, assign and transfer the Assets in the manner contemplated in this Agreement, to perform its obligations under this Agreement, and to otherwise complete the transactions contemplated in this Agreement. The Vendor and its respective Members have taken all necessary or desirable actions, steps and other proceedings to approve or authorize, validly and effectively, the entering into, and the signing, delivery and performance of, this Agreement, sale, assignment and transfer of the Assets.

     (d) Location of Assets - Both now and at Closing, all of the Assets are located either within a distance of twenty (20) miles from the city centre of Laredo, Texas, United States of America, or within a distance of approximately twenty (20) miles from the city centre of Reynosa, Mexico. In addition, none of the Assets are located more than twenty (20) miles south of the United States of America - Mexico border.

     (e) Use of the Assets - As of the Closing Date, the Assets shall be made available for the sole and immediate use by the Purchaser. For greater clarification, as of the Closing Date, these are no lease agreements or other arrangements in place with any third party which may involve the use, operation or delivery of any of the Assets on or after the Closing Date.

     (f) All or Substantially all of the Assets of the Business of the Vendor - Excepting the Excluded Assets, the Assets consist of all of the assets of the Vendor which are set out in Schedule "A" attached hereto.

3.2 Representations and Warranties of the Purchaser - The Purchaser hereby represents and warrants to the Vendor that as of the date of this
     Agreement:

     (a) Organization and Good Standing of the Corporation - The Purchaser is a corporation duly incorporated and organized and is validly existing under the laws of the State of Texas.

     (b) Corporate Authority and Binding Obligations - The Purchaser has all necessary right and capacity, full corporate power and absolute authority to sign and deliver this Agreement, and to purchase the Assets in the manner contemplated in this Agreement, to perform its obligations under this Agreement, and to otherwise complete the transactions contemplated in this Agreement. The Purchaser, its respective boards of directors, and its respective shareholders have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the signing, delivery and performance of, this Agreement, sale, assignment and transfer of the Assets.

3.3 Condition of the Assets - Subject to Sections 3.1, 4.1 and 6.1, the Parties agree that the Assets are to be purchased on an "as is-where is" basis and there are no collateral agreements, conditions, representations or warranties of any nature whatsoever made by the Vendor, express or implied, arising at law, by statute or in equity or otherwise, with respect to the quality and condition of the Assets.


                                   ARTICLE IV
                                    COVENANTS

4.1 Covenants of the Vendor -The Vendor covenants and agrees with the Purchaser as follows:

     (a) From the date of this Agreement up to and including the Closing Date, the Vendor shall keep the Assets in a safe and secure location in accordance with the representations made in this Agreement and in the same state of repair and condition as they were on the date of this Agreement or the date of last inspection by the Purchaser, whichever is earlier, usual wear and tear excepted, and the Vendor shall immediately inform the Purchaser if the condition or location of the Assets materially changes in any respect.

     (b) As of the Closing Date, the Vendor shall ensure that any and all Assets located in Mexico are certified by the applicable Mexican governmental authority as being "nationalized" as that term is understood and applied in such country with respect to the use and importation of goods and equipment into Mexico.

     (c) The Vendor shall properly collect and remit any applicable taxes associated with the purchase of the Assets by the Purchaser to the relevant governmental authority and in that regard will also arrange for the proper filing of any applicable tax documents associated with such transaction.

     (d) The Vendor shall arrange for the proper filing of any United States of America and Mexican tax documents associated with the Purchase of the Assets by the Purchaser.


                                    ARTICLE V
                              CLOSING ARRANGEMENTS

5.1 Closing - The Closing will take place on the Closing Date or on such other date that the Parties may agree. On Closing, the Parties shall arrange for the execution and delivery via facsimile, where applicable, of all such documents associated with such transaction. The Parties agree to arrange for the subsequent timely distribution and execution of original copies of such documents, where required, so that each Party shall have at least one set of original copies for its records.

5.2 Delivery of Documents by Vendor - The Vendor will deliver to the Purchaser at Closing the following:

     (a) evidence satisfactory to the Purchaser that all of the Assets located in the country of Mexico at Closing are "nationalized", as that term is understood and applied in such country with respect to the use and importation of goods and equipment into Mexico;

     (b) an executed copy of the Bill of Sale in the form provided in Schedule "B" attached hereto; and

     (c) all other documents, instruments and writings required to be delivered by the Vendor pursuant to this Agreement or otherwise required in connection herewith, including but not limited to (i) warranties by producers; (ii) insurance policies; (iii) service agreements, if any;
          (iv) spare parts supplier agreements; (v) environmental permits and licenses, if any; (vi) import permits; and (vii) evidence of import duties payments, if any.

5.3 Delivery of Documents by Purchaser -The Purchaser will deliver to the Vendor at Closing the following:

     (a) an executed copy of the Bill of Sale in the form provided in Schedule "B" attached hereto;

     (b) a wire transfer for that portion of the Purchase Price owing at Closing in accordance with Section 2.2(a) hereof; and

     (c) all other documents, instruments and writings required to be delivered by the Purchaser pursuant to this Agreement or otherwise required in connection herewith.


                                   ARTICLE VI
                                 INDEMNIFICATION

6.1 Indemnity by Vendor - The Vendor acknowledges and agrees that it will indemnify and save the Purchaser harmless from and against any claims, demands, actions, cause of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of or arising out of:

     (a) any and all Governmental Charges incurred by the Purchaser with respect to the importation into Mexico of those Assets which at the date of this Agreement are presently in Mexico or intended on being imported into Mexico by the Vendor prior to the Closing Date;

     (b) any loss, damage, repair, theft or destruction of any of the Assets that arises prior to the Closing Date;

     (c) any non-performance or non-fulfilment of any covenant or agreement on the part of the Vendor contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

     (d) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Vendor contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby; and

     (e) all costs and expenses including legal fees on a solicitor-and-client basis, incidental to or in respect of the foregoing.

6.2 Indemnity by Purchaser - The Purchaser acknowledges and agrees that it will indemnify and save the Vendor harmless from and against any claims, demands, actions, cause of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Vendor or which the Vendor may suffer or incur as a result of, in respect of or arising out of:

     (a) any non-performance or non-fulfilment of any covenant or agreement on the part of the Purchaser contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

     (b) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Purchaser contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

     (c) the payment of any applicable Texas sales tax to the relevant government authority in relation to the payment of the Purchase Price, if such tax is required to be paid; and

     (d) all costs and expenses including legal fees on a solicitor-and-client basis, incidental to or in respect of the foregoing.


                                   ARTICLE VII
                                     GENERAL

7.1 Expenses - All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

7.2 Risk - All risks of ownership of the Assets shall stay with the Vendor up to the Closing Date whereupon all such risk shall pass to the Purchaser on and after the Closing Date.

7.3  Time - Time shall be of the essence in this Agreement.

7.4 Notices - Any notice required or permitted to be given hereunder, or for the purposes hereof for any future payment to any Party, shall be sufficiently given if in writing and delivered personally, or in the case of written notice only, if transmitted by telecopier or other form of recorded communication to such Party:

     (a)  in the case of the Vendor at:

          The Beard Company, Enterprise Plaza
          Suite 320, 5600 North May Avenue
          Oklahoma City, Oklahoma
          73112 U.S.A.

          Attention:    Herb Mee, Jr.
          Facsimile:    (405) 842-9901

     (b)  in the case of the Purchaser at:

          c/o Northland Energy Corporation
          4600, 150-6th Avenue S.W.
          Calgary, Alberta T2P 3Y7

          Attention:    Darwin Little, Senior Controller
          Facsimile:    (403) 206-2644

          with a copy to:

          Borden Ladner Gervais LLP
          Barristers and Solicitors
          1000 Canterra Tower
          400 - 3rd Avenue S.W.
          Calgary, AB, T2P 4H2

          Attention: Brian Roberts
          Facsimile: (403) 266-1395

     or at such other address as the Party to whom such notice or payment is to be given shall have last notified to the Party giving the same in the manner provided in this Section. Any notice delivered to the Party to whom it is addressed shall be deemed to have been given and received on the day it is so delivered at such address, provided that if the notice is delivered after 4:00 p.m. (local time) or if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day. Any notice transmitted by telecopier or other form of recorded communication shall be deemed given and received on the first Business Day after its transmission.

7.5 Assignment - This Agreement may not be assigned by either Party without the prior written consent of the other Party. Subject thereto, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

7.6 Further Assurances - The Parties shall provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

7.7 Amendments - This Agreement may only be amended by agreement in writing signed by both Parties hereto.

7.8 Counterparts - This Agreement may be executed by the Parties in separate facsimile counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

7.9 Severability - If any provision or section of this Agreement or the application thereof is held invalid under specified circumstances, the remainder of this Agreement or the application of such provision or section or part under other circumstances, shall not be affected thereby.

     IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date first above written.

                                   ITS-TESTCO, LLC
                                   Per its Manager: TESTCO, INC.


                                   Per: NORBERT ROTHER
                                        Norbert Rother, President



                                   INTER-TECH DRILLING SOLUTIONS, INC.


                                   Per: MICHAEL J. MCNULTY
                                        Michael J. McNulty


                                   Per: JOSEPH KINDER
                                        Joseph Kinder

                                  SCHEDULE "A"

                                     ASSETS

                                  SCHEDULE "B"

                                  BILL OF SALE